VANGUARD FUNDS
                               MULTIPLE CLASS PLAN


I.       INTRODUCTION

     This Multiple Class Plan (the "Plan") describes five separate classes of shares that may be offered by investment company members of The Vanguard Group (collectively the "Funds," individually a "Fund"). The Plan explains the separate arrangements for each class, how expenses are allocated to each class, and the conversion features of each class. Each Fund may offer any one or more of the specified classes.

     The Plan has been approved by the Board of Directors of The Vanguard Group ("Vanguard"). In addition, the Plan has been adopted by a majority of the Board of Trustees of each Fund, including a majority of the Trustees who are not interested persons of each Fund. The classes of shares offered by each Fund are designated in Schedule A hereto, as such Schedule may be amended from time to time.


II.      SHARE CLASSES

         A Fund may offer any one or more of the following share classes:

                                    Investor Shares
                                    Admiral Shares
                                    Signal Shares
                                    Institutional Shares
                                    ETF Shares


III.     DISTRIBUTION, AVAILABILITY AND ELIGIBILITY

         Distribution arrangements for all classes are described below. Vanguard retains sole discretion in determining share class availability, and whether Fund shares shall be offered either directly or through certain financial intermediaries, or on certain financial intermediary platforms. Eligibility requirements for purchasing shares of each class will differ, as follows:

         A.       INVESTOR SHARES

               Investor Shares generally will be available to investors who are not permitted to purchase other classes of shares, subject to the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount for Investor Shares will be substantially lower than the amount required for any other class of shares.

         B.       ADMIRAL SHARES

               Admiral Shares generally will be available to individual and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. These eligibility requirements may include, but are not limited to the following factors: (i) the total amount invested the Fund; (ii) the length of time that the Fund account has been maintained; (iii) whether the investor has registered for on-line access to the Fund account through Vanguard's web site; or (iv) any other factors deemed appropriate by a Fund's Board of Trustees.

         C.       SIGNAL SHARES

               Signal Shares generally will be available to institutional and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that Signal Shares will be offered to Vanguard's institutional clients according to eligibility criteria that may include, but are not limited to the following factors: (i) the total amount invested in the Fund; (ii) nature and extent of client's relationship with Fund, including services provided by the Fund to the client's account; and (iii) any other factors deemed appropriate by the Fund's Board of Trustees.

         D.       INSTITUTIONAL SHARES

               Institutional Shares generally will be available to institutional and other investors who meet the eligibility requirements specified in Schedule B hereto, as such Schedule may be amended from time to time. It is expected that the minimum investment amount per account for Institutional Shares will be substantially higher than the amounts required for Investor Shares, Admiral Shares or Signal Shares.

         E.       ETF SHARES

               The Fund will sell ETF Shares to investors that are (or who purchase through) Authorized DTC Participants, and who pay for their ETF shares by depositing a prescribed basket of securities rather than paying cash. An Authorized DTC Participant is an institution, usually a broker-dealer, that is a participant in the Depository Trust Company
          (DTC) and that has executed a Participant Agreement with the Fund's distributor. Additional eligibility requirements may be specified in Schedule B hereto, as such Schedule may be amended from time to time. Investors who are not Authorized Participants may buy and sell ETF shares through various exchanges and market centers.

IV.      SERVICE ARRANGEMENTS

     All share classes will receive a range of services provided by Vanguard on a per account basis. These "account-based" services may include transaction processing and shareholder recordkeeping, as well as the mailing of updated prospectuses, shareholder reports, tax statements, confirmation statements, quarterly portfolio summaries, and other items. It is expected that the aggregate amount of account-based services provided to Investor Shares will materially exceed the amount of such services provided to any other class, due to the existence of many more accounts holding Investor Shares. In addition to this difference in the volume of services provided, arrangements will differ among the classes as follows:

         A.       INVESTOR SHARES

          Investor Shares generally will receive the most basic level of service from Vanguard. Investor Shares generally will be serviced through a pool of Vanguard client service representatives. Investor Shares shareholders may receive VISTA recordkeeping services from Vanguard.

         B.       ADMIRAL SHARES

          Admiral Shares will receive a different level of service from Vanguard as compared to Investor Shares, including but not limited to special client service representatives who are assigned to service Admiral Shares through a dedicated phone service center. In addition, holders of Admiral Shares may from time to time receive special mailings and unique additional services from Vanguard. Investors who receive VISTA or similar retirement plan recordkeeping services from Vanguard generally may not own Admiral Shares.

         C.       SIGNAL SHARES

          Signal Shares will receive a level of service from Vanguard that differs from the service provided to the holders of shares of other classes. Such services may include informational newsletters and other similar materials devoted to investment topics of interest and which are been developed exclusively for Signal shareholders. Such newsletters or other materials may be mailed on a periodic basis. These newsletters or other materials may also be available to Signal shareholders through separate electronic venues including a dedicated web site. In addition, special client service representatives may be assigned to service Signal Shares through a dedicated phone service center. Signal Shares shareholders generally will be permitted to transact with Vanguard through the National Securities Clearing Corporation's FundSERV system and other special servicing platforms for institutional investors. Signal shareholders may receive VISTA recordkeeping services from Vanguard.

         D.       INSTITUTIONAL SHARES

          Institutional Shares will receive from Vanguard a level of service that differs from the service provided to the holders of shares of other classes. Such services may include special client service representatives who will be assigned to service Institutional Shares. Most holders of Institutional Shares periodically will receive special investment updates from Vanguard's investment staff. Holders of Institutional Shares also may receive unique additional services from Vanguard, and generally will be permitted to transact with Vanguard through the National Securities
     Clearing Corporation's FundSERV system and other special servicing platforms for institutional investors. Investors who receive VISTA or similar retirement plan recordkeeping services from Vanguard generally may not own Institutional Shares.

         E.       ETF SHARES

          A Fund is expected to maintain only one shareholder of record for ETF Shares--DTC or its nominee. Special client service representatives will be assigned to the DTC account, and all transactions on this account will be handled electronically. Due to the nature and purpose of the DTC account, ETF Shares will not receive any special updates from Vanguard's investment staff.


V.       CONVERSION FEATURES

         A.       VOLUNTARY CONVERSIONS

          1.  CONVERSION INTO INVESTOR  SHARES.  An investor may convert Admiral
     Shares, Signal Shares, or Institutional Shares into Investor Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Investor Shares; and (ii) receives services consistent with Investor Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

          2. CONVERSION INTO ADMIRAL SHARES. An investor may convert Investor Shares or Institutional Shares into Admiral Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Admiral Shares; and (ii) receives services consistent with Admiral Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

          3. CONVERSION INTO SIGNAL SHARES. An investor may convert Investor Shares or Institutional Shares into Signal Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Signal Shares; and (ii) receives services consistent with Signal Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

          4. CONVERSION INTO INSTITUTIONAL SHARES. An investor may convert Investor Shares, Admiral Shares, or Signal Shares into Institutional Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Institutional Shares; and (ii) receives services consistent with Institutional Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order.

          5. CONVERSION INTO ETF SHARES. An investor may convert Investor Shares, Admiral Shares, Signal Shares or Institutional Shares into ETF Shares (if available), provided that: (i) the shares to be converted are not held through an employee benefit plan; and (ii) following the conversion, the investor will hold ETF Shares through a brokerage account. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's receipt of the investor's request in good order. Vanguard or the Fund may charge an administrative fee to process conversion transactions.

         B.       AUTOMATIC CONVERSIONS

          1. AUTOMATIC CONVERSION INTO ADMIRAL SHARES. Vanguard may automatically convert Investor Shares into Admiral Shares (if available), provided that following the conversion the investor: (i) meets the then applicable eligibility requirements for Admiral Shares; and (ii) receives services consistent with Admiral Shares. Any such conversion will occur at the respective net asset values of the share classes next calculated after Vanguard's conversion without the imposition of any charge. Such automatic conversions may occur on a periodic, or one-time basis. Automatic conversions may occur at different times due to the differing mechanisms through which an account is funded or meets the required investment minimum. Automatic conversions do not apply to certain types of accounts, or to accounts that are eligible for Admiral Shares as a result of tenure in the Fund.

          2. AUTOMATIC CONVERSION INTO SIGNAL SHARES OR INSTITUTIONAL SHARES. Vanguard will not conduct automatic conversions of any share class into either Signal Shares or Institutional Shares. Shareholders may convert eligible shares into either Signal Shares or Institutional Shares only through either a self-directed conversion, or with the assistance of Vanguard representatives. Notwithstanding this rule, once a Fund offers Signal Shares, Admiral Shares of that Fund held by institutional clients may be automatically converted into Signal Shares to align the share class investor eligibility requirements.

         C.       INVOLUNTARY CONVERSIONS AND CASH OUTS

          1. CASH OUTS. If an investor in any class of shares no longer meets the eligibility requirements for such shares, the Fund may cash out the investor's remaining account balance. Any such cash out will be preceded by written notice to the investor and will be subject to the Fund's normal redemption fees, if any.

          2. CONVERSION OF ADMIRAL SHARES. If an investor no longer meets the eligibility requirements for Admiral Shares, the Fund may convert the investor's Admiral Shares into Investor Shares (if available). Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

          3. CONVERSION OF SIGNAL SHARES. If an investor no longer meets the eligibility requirements for Signal Shares, the Fund may convert the investor's Signal Shares into Investor Shares (if available). Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.

          4. conversion of institutional shares. If an investor no longer meets the eligibility requirements for Institutional Shares, the Fund may convert the investor, according to the investor's ability to satisfy then current eligibility requirements, into Admiral Shares, Signal Shares, or Investor Shares. Any such conversion will be preceded by written notice to the investor, and will occur at the respective net asset values of the share classes without the imposition of any sales load, fee, or other charge.


VI.      EXPENSE ALLOCATION AMONG CLASSES

         A.       BACKGROUND

          Vanguard is a jointly-owned subsidiary of the Funds. Vanguard provides the Funds, on an at-cost basis, virtually all of their corporate management, administrative and distribution services. Vanguard also may provide investment advisory services on an at-cost basis to the Funds. Vanguard was established and operates pursuant to a Funds' Service Agreement between itself and the Funds (the "Agreement"), and pursuant to certain exemptive orders granted by the U.S. Securities and Exchange Commission ("Exemptive Orders"). Vanguard's direct and indirect expenses of providing corporate management, administrative and distribution services to the Funds are allocated among such funds in accordance with methods specified in the Agreement.

         B.       CLASS SPECIFIC EXPENSES

          1. EXPENSES FOR ACCOUNT-BASED SERVICES. Expenses associated with Vanguard's provision of account-based services to the Funds will be allocated among the share classes of each Fund on the basis of the amount incurred by each such class as follows:

               (a) ACCOUNT MAINTENANCE EXPENSES. Expenses associated with the maintenance of investor accounts will be proportionately allocated among each Fund's share classes based upon a monthly determination of the costs to service each class of shares. Factors considered in this determination are (i) the percentage of total shareholder accounts represented by each class; (ii) the percentage of total account transactions performed by Vanguard for each class; and (iii) the percentage of new accounts opened for each class.

               (b) EXPENSES OF SPECIAL SERVICING ARRANGEMENTS. Expenses relating to any special servicing arrangements for a specific class will be proportionally allocated among each eligible Fund's share classes primarily based on their percentage of total shareholder accounts receiving the special servicing arrangements.

               (c) LITERATURE PRODUCTION AND MAILING EXPENSES. Expenses associated with shareholder reports, proxy materials and other literature will be allocated among each Fund's share classes based upon the number of such items produced and mailed for each class.

          2. OTHER CLASS SPECIFIC EXPENSES. Expenses for the primary benefit of a particular share class will be allocated to that share class. Such expenses would include any legal fees attributable to a particular class.

         C.       FUND-WIDE EXPENSES

          1. MARKETING AND DISTRIBUTION EXPENSES. Expenses associated with Vanguard's marketing and distribution activities will be allocated among the Funds and their separate share classes according to the "Vanguard Modified Formula," with each share class treated as if it were a separate Fund. The Vanguard Modified Formula, which is set forth in the Agreement and in certain of the SEC Exemptive Orders, has been deemed an appropriate allocation methodology by each Fund's Board of Trustees under paragraph
     (c)(1)(v) of Rule 18f-3 under the Investment Company Act of 1940.

          2. ASSET MANAGEMENT EXPENSES. Expenses associated with management of a Fund's assets (including all advisory, tax preparation and custody fees) will be allocated among the Fund's share classes on the basis of their relative net assets.

          3. OTHER FUND EXPENSES. Any other Fund expenses not described above will be allocated among the share classes on the basis of their relative net assets.


VII.     ALLOCATION OF INCOME, GAINS AND LOSSES

     Income, gains and losses will be allocated among each Fund's share classes on the basis of their relative net assets. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. Dividends and distributions paid to each class of shares will be calculated in the same manner, on the same day and at the same time.


VIII.    VOTING AND OTHER RIGHTS

     Each share class will have: (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangements; and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (iii) in all other respects the same rights, obligations and privileges as each other, except as described in the Plan.


IX.      AMENDMENTS

     All material amendments to the Plan must be approved by a majority of the Board of Trustees of each Fund, including a majority of the Trustees who are not interested persons of the Fund. In addition, any material amendment to the Plan must be approved by the Board of Directors of Vanguard.



Original Board Approval: July 21, 2000
Last Approved by Board: May 20, 2006

                                   SCHEDULE A
                                       to
                       VANGUARD FUNDS MULTIPLE CLASS PLAN

--------------------------------------------------------------------------------------------------------
Vanguard Fund                                                  Share Classes Authorized
--------------------------------------------------------------------------------------------------------


Vanguard Admiral Funds
o        Admiral Treasury Money Market Fund                   Investor

Vanguard Balanced Index Fund                                  Investor, Admiral, Signal, Institutional

Vanguard Bond Index Funds
o        Short-Term Bond Index Fund                           Investor, Admiral, Signal,
o        Intermediate-Term Bond Index Fund                    Investor, Admiral, Signal, Institutional
o        Long-Term Bond Index Fund                            Investor, Institutional
o        Total Bond Market Index Fund                         Investor, Admiral, Signal, Institutional

Vanguard California Tax-Exempt Funds
o        Tax-Exempt Money Market Fund                         Investor
o        Intermediate-Term Tax-Exempt Fund                    Investor, Admiral
o        Long-Term Tax-Exempt Fund                            Investor, Admiral

Vanguard Chester Funds
o        PRIMECAP Fund                                        Investor, Admiral
o        Vanguard Target Retirement Income Fund               Investor
o        Vanguard Target Retirement 2005 Fund                 Investor
o        Vanguard Target Retirement 2010 Fund                 Investor
o        Vanguard Target Retirement 2015 Fund                 Investor
o        Vanguard Target Retirement 2020 Fund                 Investor
o        Vanguard Target Retirement 2025 Fund                 Investor
o        Vanguard Target Retirement 2030 Fund                 Investor
o        Vanguard Target Retirement 2035 Fund                 Investor
o        Vanguard Target Retirement 2040 Fund                 Investor
o        Vanguard Target Retirement 2045 Fund                 Investor
o        Vanguard Target Retirement 2050 Fund                 Investor

Vanguard Convertible Securities Fund                          Investor

Vanguard Explorer Fund                                        Investor, Admiral

Vanguard Fenway Funds
o        Equity Income Fund                                   Investor, Admiral
o        Growth Equity Fund                                   Investor
o        PRIMECAP Core Fund                                   Investor


--------------------------------------------------------------------------------------------------------
Vanguard Fund                                                  Share Classes Authorized
--------------------------------------------------------------------------------------------------------

Vanguard Fixed Income Securities Funds
o        Short-Term Treasury Fund                             Investor, Admiral
o        Short-Term Federal Fund                              Investor, Admiral
o        Short-Term Investment Grade Fund                     Investor, Admiral, Institutional
o        Intermediate-Term Treasury Fund                      Investor, Admiral
o        Intermediate-Term Investment Grade Fund              Investor, Admiral
o        GNMA Fund                                            Investor, Admiral
o        Long-Term Treasury          Fund                     Investor, Admiral
o        Long-Term Investment Grade Fund                      Investor, Admiral
o        High Yield Corporate Fund                            Investor, Admiral,
o        Inflation-Protected Securities Fund                  Investor, Admiral, Institutional

Vanguard Florida Tax-Exempt Fund                              Investor, Admiral

Vanguard Horizon Funds
o        Capital Opportunity Fund                             Investor, Admiral
o        Global Equity Fund                                   Investor
o        Strategic Equity Fund                                Investor
o        Strategic Small-Cap Equity Fund                      Investor

Vanguard Index Funds
o        500 Index Fund                                       Investor, Admiral, Signal
o        Extended Market Index Fund                           Investor, Admiral, Signal, Institutional, ETF
o        Growth Index Fund                                    Investor, Admiral, Signal, Institutional, ETF
o        Large-Cap Index Fund                                 Investor, Admiral, Signal, Institutional, ETF
o        Mid-Cap Growth Index Fund                            Investor, ETF
o        Mid-Cap Index Fund                                   Investor, Admiral, Signal, Institutional, ETF
o        Mid-Cap Value Index Fund                             Investor, ETF
o        Small-Cap Growth Index Fund                          Investor, Institutional, ETF
o        Small-Cap Index Fund                                 Investor, Admiral, Signal, Institutional, ETF
o        Small-Cap Value Index Fund                           Investor, Institutional, ETF
o        Total Stock Market Index Fund                        Investor, Admiral, Signal, Institutional, ETF
o        Value Index Fund                                     Investor, Admiral, Signal, Institutional, ETF

Vanguard International Equity Index Funds
o        Emerging Markets Stock Index Fund                    Investor, Admiral, Institutional, ETF
o        European Stock Index Fund                            Investor, Admiral, Institutional, ETF
o        Pacific Stock Index Fund                             Investor, Admiral, Institutional, ETF

Vanguard Malvern Funds
o        Asset Allocation Fund                                Investor, Admiral
o        Capital Value Fund                                   Investor
o        U.S. Value Fund                                      Investor

Vanguard Massachusetts Tax-Exempt Fund                        Investor

--------------------------------------------------------------------------------------------------------
Vanguard Fund                                                  Share Classes Authorized
--------------------------------------------------------------------------------------------------------

Vanguard Money Market Reserves
o        Prime Money Market Fund                              Investor, Institutional
o        Federal Money Market Fund                            Investor

Vanguard Morgan Growth Fund                                   Investor, Admiral

Vanguard Municipal Bond Funds
o        Tax-Exempt Money Market Fund                         Investor
o        Short-Term Tax-Exempt Fund                           Investor, Admiral
o        Limited-Term Tax-Exempt Fund                         Investor, Admiral
o        Intermediate-Term Tax-Exempt Fund                    Investor, Admiral
o        Insured Long-Term Tax-Exempt Fund                    Investor, Admiral
o        Long-Term Tax-Exempt Fund                            Investor, Admiral
o        High Yield Tax-Exempt Fund                           Investor, Admiral

Vanguard New Jersey Tax-Exempt Funds
o        Tax-Exempt Money Market Fund                         Investor
o        Long-Term Tax-Exempt Fund                            Investor, Admiral

Vanguard New York Tax-Exempt Funds
o        Tax-Exempt Money Market Fund                         Investor
o        Long-Term Tax-Exempt Fund                            Investor, Admiral

Vanguard Ohio Tax-Exempt Funds
o        Tax-Exempt Money Market Fund                         Investor
o        Long-Term Tax-Exempt Fund                            Investor

Vanguard Pennsylvania Tax-Exempt Funds
o        Tax-Exempt Money Market  Fund                        Investor
o        Long-Term Tax-Exempt Fund                            Investor, Admiral

Vanguard Quantitative Funds
o        Growth and Income Fund                               Investor, Admiral

Vanguard Specialized Funds
o        Energy Fund                                          Investor, Admiral
o        Precious Metals Fund                                 Investor
o        Health Care Fund                                     Investor, Admiral
o        Dividend Growth Fund                                 Investor
o        REIT Index Fund                                      Investor, Admiral, Institutional, ETFS
o        Dividend Appreciation Index Fund                     Investor, ETFS

Vanguard Tax-Managed Funds
o        Tax-Managed Balanced Fund                            Investor
o        Tax-Managed Capital Appreciation Fund                Investor, Admiral, Institutional
o        Tax-Managed Growth and Income Fund                   Investor, Admiral, Institutional
o        Tax-Managed International Fund                       Investor, Institutional
o        Tax-Managed Small-Cap Fund                           Investor, Institutional

--------------------------------------------------------------------------------------------------------
Vanguard Fund                                                  Share Classes Authorized
--------------------------------------------------------------------------------------------------------

Vanguard Treasury Funds
o        Treasury Money Market Fund                           Investor

Vanguard Trustees' Equity Fund
o        International Value Fund                             Investor

Vanguard Wellesley Income Fund                                Investor, Admiral

Vanguard Wellington Fund                                      Investor, Admiral

Vanguard Whitehall Funds
o        Selected Value Fund                                  Investor
o        Mid-Cap Growth Fund                                  Investor
o        International Explorer Fund                          Investor
o        High Dividend Yield Index Fund                       Investor, ETF

Vanguard Windsor Funds
o        Windsor Fund                                         Investor, Admiral
o        Windsor II                                           Investor, Admiral

Vanguard World Funds
o        U.S. Growth Fund                                     Investor, Admiral
o        International Growth Fund                            Investor, Admiral
o        Calvert Social Index Fund                            Investor, Institutional
o        Consumer Discretionary Index Fund                    Admiral, ETF
o        Consumer Staples Index Fund                          Admiral, ETF
o        Energy Index Fund                                    Admiral, ETF
o        Financial Index Fund                                 Admiral, ETF
o        Health Care Index Fund                               Admiral, ETF
o        Industrial Index Fund                                Admiral, ETF
o        Information Technology Index Fund                    Admiral, ETF
o        Materials Index Fund                                 Admiral, ETF
o        Telecommunication Services Index Fund                Admiral, ETF
o        Utilities Index Fund                                 Admiral, ETF

--------------------------------------------------------------------------------------------------------
Vanguard Fund                                                  Share Classes Authorized
--------------------------------------------------------------------------------------------------------

Vanguard Variable Insurance Funds
o        Balanced Portfolio                                   Investor
o        Diversified Value Portfolio                          Investor
o        Equity Income Portfolio                              Investor
o        Equity Index Portfolio                               Investor
o        Growth Portfolio                                     Investor
o        Total Bond Market Index Portfolio                    Investor
o        High Yield Bond Portfolio                            Investor
o        International Portfolio                              Investor
o        Mid-Cap Index Portfolio                              Investor
o        Money Market Portfolio                               Investor
o        REIT Index Portfolio                                 Investor
o        Short-Term Investment Grade Portfolio                Investor
o        Small Company Growth Portfolio                       Investor
o        Capital Growth Portfolio                             Investor
o        Total Stock Market Index Portfolio                   Investor



Original Board Approval: July 21, 2000
Last Approved by Board: July 31, 2006

                                   SCHEDULE B
                                       to
                       VANGUARD FUNDS MULTIPLE CLASS PLAN


Vanguard has policies and procedures designed to ensure consistency and compliance with the offering of multiple classes of shares within this Multiple Class Plan's eligibility requirements. These policies are reviewed and monitored on an ongoing basis in conjunction with Vanguard's Compliance Department.

INVESTOR SHARES - ELIGIBILITY REQUIREMENTS

Investor Shares generally require a minimum initial investment and ongoing account balance of $3,000. Particular Vanguard Funds may, from time to time, establish higher or lower minimum amounts for Investor Shares. Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors.

ADMIRAL SHARES - ELIGIBILITY REQUIREMENTS

Admiral Shares generally are intended for clients who meet the required minimum initial investment and ongoing account balance of $100,000. Particular Vanguard Funds may, from time to time, establish higher or lower minimum amounts for Admiral Shares. Vanguard reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors. Admiral Share class eligibility also is subject to the following rules:

     o Account Tenure: The minimum amount for Admiral Shares is $50,000 if the investor has maintained an account in the applicable Fund for 10 years, subject to administrative policies developed by Vanguard to exclude costly accounts. For these purposes, a Fund may, in appropriate cases, count periods during which an investor maintained an account in the Fund through a financial intermediary. To take advantage of the tenure rule, an investor generally must be registered for on-line access to their Fund account through Vanguard.com, or otherwise transact with Vanguard on a similarly cost-effective basis.

     o Certain Retirement Plans: Admiral Shares generally are not available to 403(b)(7) custodial accounts and SIMPLE IRAs held directly with Vanguard; as well as other Vanguard Retirement Plans receiving special administrative services from Vanguard.

     o Financial Intermediaries -Admiral Shares are not available to financial intermediaries who would meet eligibility requirements by aggregating the holdings of underlying investors within an omnibus account. However, a financial intermediary may hold Admiral Shares in an omnibus account if:

          (1) each underlying investor in the omnibus account individually meets the $100,000 minimum amount or the tenure rule described above; and

          (2) the financial intermediary agrees to monitor ongoing compliance of the underlying investor accounts with the $100,000 minimum amount or the tenure rule described above; or

          (3) a sub-accounting arrangement between Vanguard and the financial intermediary for the omnibus account allows Vanguard to monitor compliance with the eligibility requirements established by Vanguard.

     o VISTA - Admiral Shares are not available to participants in employee benefit plans that use Vanguard's VISTA system for plan recordkeeping.

     o Account Aggregation -- Vanguard clients may hold Admiral Shares by aggregating up to three separate accounts within the same Vanguard Fund, provided that the total balance of the aggregated accounts in the Fund is at least $1 million. For purposes of this rule, Vanguard management is authorized to permit aggregation of a greater number of accounts in the case of clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts. The aggregation rule does not apply to clients receiving special recordkeeping or sub-accounting services from Vanguard, nor does it apply to nondiscretionary omnibus accounts maintained by financial intermediaries.

     o Accumulation Period -- Accounts funded through regular contributions (e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Admiral Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Admiral Shares within a limited period of time (generally 90 days).


SIGNAL SHARES - ELIGIBILITY REQUIREMENTS

Signal Shares generally are intended for institutional clients who meet the eligibility requirements set forth by Vanguard's institutional client service departments. Institutional clients generally must maintain a minimum balance of no less than $1 million in the Fund. Eligibility criteria are subject to the discretion of Vanguard management, and Vanguard reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors and to change such requirements at any time. Signal Share class eligibility also is subject to the following rules:

     o Previously held Admiral Shares. Admiral Shares held by institutional clients prior to the effective date of Signal Shares will be converted at the discretion of Vanguard management into Signal Shares.

     o Institutional intermediary clients. Institutional clients that are financial intermediaries generally may hold Signal Shares only if the total amount invested across all accounts held by the intermediary in the Fund is at least $5 million. Signal Shares generally are not available to financial intermediaries that serve as retail fund supermarkets.

     o Institutional clients whose accounts are not recordkept by Vanguard. Institutional clients, including but not limited to financial intermediary and defined benefit and contribution plan clients, endowments, and foundations whose accounts are not recordkept by Vanguard may hold Signal Shares if the total amount aggregated among all accounts held by such client and invested in a single Fund is at least $1 million. Such institutional clients must disclose to Vanguard on behalf of their accounts the following: (1) that each account has a common decision-maker; and (2) the total balance in each account held by the client in the Fund.

     o Institutional clients whose accounts are recordkept by Vanguard. Institutional clients who accounts are recordkept by Vanguard may hold Signal Shares if they meet eligibility criteria established by Vanguard management. These eligibility criteria include, but are not limited to the following factors, which may be changed at any time and without prior notice: (1) the total amount invested in the Fund must be greater than $10 million; (2) the amount of the client's underlying account balances in the Fund; and (3) the extent to which the client uses Fund and Vanguard account services. For purposes of this analysis, Vanguard management may consider clients whose aggregate assets within the Vanguard Funds are expected to generate substantial economies in the servicing of their accounts.

     o Accumulation Period. Accounts funded through regular contributions (e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Signal Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Signal Shares within a limited period of time (generally 90 days). The accumulation period eligibility is subject to the discretion of Vanguard management.


INSTITUTIONAL SHARES - ELIGIBILITY REQUIREMENTS

Institutional Shares generally require a minimum initial investment and ongoing account balance of $5,000,000. However, Vanguard also reserves the right to establish higher or lower minimum amounts for certain investors or a group of investors. Institutional Share class eligibility also is subject to the following special rules:

     o Vanguard Short-Term Investment Grade Fund - $50,000,000 minimum amount for Institutional Shares

     o Vanguard Long-Term Bond Index Fund -- $25,000,000 minimum amount for Institutional Shares

     o Vanguard Intermediate-Term Bond Index Fund -- $25,000,000 minimum amount for Institutional Shares

     o Individual clients. Individual clients may hold Institutional Shares by aggregating up to 3 accounts held by the same client (same tax I.D. number) in a single Fund.

     o Institutional intermediary clients. Institutional clients that are financial intermediaries generally may hold Institutional Shares for the benefit of their underlying clients provided that each underlying client account invests at least $5 million (or such higher minimum required by the individual fund) in the Fund.

     o Institutional clients whose accounts are not recordkept by Vanguard. Institutional clients, including but not limited to financial intermediary and defined benefit and contribution plan clients, endowments, and foundations whose accounts are not recordkept by Vanguard may hold Institutional Shares if the total amount aggregated among all accounts held by such client and invested in the Fund is at least $5 million (or such higher minimum required by the individual fund). Such institutional clients must disclose to Vanguard on behalf of their accounts the following: (1) that each account has a common decision-maker; and (2) the total balance in each account held by the client in the Fund.

     o Institutional clients whose accounts are recordkept by Vanguard - Institutional Shares are not available to institutional clients whose accounts are recordkept by Vanguard unless Vanguard management determines that the client's aggregate assets within a Fund as well as the extent to which the client uses Fund and Vanguard account services will likely generate substantial economies in the servicing of their accounts.

     o Accumulation Period -- Accounts funded through regular contributions (e.g. employer sponsored participant contribution plans), whose assets are expected to quickly achieve eligibility levels, may qualify for Institutional Shares upon account creation, rather than undergoing the conversion process shortly after account set-up if Vanguard management determines that the account will become eligible for Institutional Shares within a limited period of time (generally 90 days). The accumulation period eligibility is subject to the discretion of Vanguard management.


ETF SHARES - ELIGIBILITY REQUIREMENTS

The eligibility requirements for ETF Shares will be set forth in the Fund's Registration Statement. To be eligible to purchase ETF Shares directly from a Fund, an investor must be (or must purchase through) an Authorized DTC Participant, as defined in Paragraph III.D of the Multiple Class Plan. Investors purchasing ETF Shares from a Fund must purchase a minimum number of shares, known as a Creation Unit. The number of ETF Shares in a Creation Unit may vary from Fund to Fund, and will be set forth in the relevant prospectus. The value of a Fund's Creation Unit will vary with the net asset value of the Fund's ETF Shares, but is expected to be several million dollars. An eligible investor generally must purchase a Creation Unit by depositing a prescribed basket of securities with the Fund, rather than paying cash.



Original Board Approval: July 21, 2000
Last Approved by Board: May 20, 2006